EXHIBIT 10.3
SEASPINE HOLDINGS CORPORATION

2015 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

SeaSpine Holdings Corporation, a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Participant”), the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), set forth below. This Restricted Stock award (the “Award”) is subject to all of the terms and conditions set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (this “Grant Notice”) and the Agreement.

Participant:	[_____]
Grant Date:	[_____]
Number of Shares of Restricted Stock:	[_____]
Vesting Schedule:

25% of the Shares shall vest on the last day of each three-month period of Participant’s continuous service as a Director following the Grant Date.

In addition, the Shares shall vest in full in the event of a Change in Control, provided that Participant has not experienced a Termination of Service prior to the date of such Change in Control.

In addition, (a) if Participant stands for reelection but is not reelected to the Board, the Shares shall vest in full on the date on which Participant is not reelected and (b) if Participant experiences a Termination of Service due to Participant’s death or disability, the Shares shall fully vest and become exercisable upon such termination.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and/or interpretations of the Administrator upon any questions arising under the Plan or relating to the Award. If Participant lives in a community property state and either is married or has a registered domestic partner, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

SEASPINE HOLDINGS CORPORATION		PARTICIPANT
By:		By:
Print Name:		Print Name:
Title:		Address:
Address:	5770 Armada Dr.
	Carlsbad, CA 92008	Email:

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached, SeaSpine Holdings Corporation, a Delaware corporation (the “Company”), has granted to Participant the number of Shares of Restricted Stock under the Company’s 2015 Incentive Award Plan (as amended from time to time, the “Plan”) indicated in the Grant Notice.

ARTICLE I.
GENERAL
1.1    Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE II.
ISSUANCE OF SHARES

2.1    Issuance of Shares. Pursuant to the Plan and subject to the terms and conditions of this Agreement, effective on the Grant Date, the Company irrevocably grants to Participant the number of Shares of Restricted Stock set forth in the Grant Notice in consideration of Participant’s service to the Company or its Affiliates on or before the Grant Date, for which the Administrator has determined Participant has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such service has a value that exceeds the aggregate par value of the Shares, which Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable.
2.2    Issuance Mechanics. On the Grant Date, the Company shall issue the Shares to Participant and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be held in book entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 5.1 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. Participant’s hereby agrees to execute a stock assignment in a form acceptable to the Company with respect to the Shares upon the request of the Company.
ARTICLE III.
FORFEITURE AND TRANSFER RESTRICTIONS
3.1    Forfeiture Restriction. Subject to the provisions of Section 3.2 below, in the event of Participant’s Termination of Service for any reason, including as a result of Participant’s death or disability, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares and any stock assignment executed by Participant shall be held by the Company in accordance with Section 3.4 until the Shares are forfeited as provided in this Section 3.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 3.1 from Participant to the Company.

3.2    Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.” As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

3.3    Transfer Restriction. No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.4    Escrow. The Unreleased Shares and any stock assignment executed by Participant shall be held by the Company until the Shares are forfeited as provided in Section 3.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

3.5    Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

3.6    Forfeiture and Claw-Back Provisions. Participant hereby agrees that the Administrator may provide that the Award shall terminate and any Unreleased Shares shall be forfeited, if Participant at any time prior to the vesting of the Shares engages in any activity which is inimical, contrary or harmful to the interests of the Company, as determined by the Administrator, including, without limitation, any violation of any written Company policy, or Participant’s service is terminated for Cause. In addition, Participant hereby acknowledges and agrees that the Award is subject to the provisions of Section 10.5 of the Plan.
ARTICLE IV.

TAXATION AND TAX WITHHOLDING

4.1    Tax Representation. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
4.2    Tax Withholding. The Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation, if applicable) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. Participant is ultimately liable and responsible for all taxes owed in connection with the Shares, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Shares. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or sale of the Shares. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate Participant's tax liability.
ARTICLE V.
RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS
5.1    Legends. The certificate or certificates representing the Shares, if any, shall bear the following legend (as well as any legends required by the Company’s charter and applicable state and federal corporate and securities laws):
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE SEASPINE HOLDINGS CORPORATION 2015 INCENTIVE AWARD PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SEASPINE HOLDINGS CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF SEASPINE HOLDINGS CORPORATION AT 5770 ARMADA DRIVE, CARLSBAD, CALIFORNIA 92008.
5.2    Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
5.3    Removal of Legend. After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Participant’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 5.1, and delivered to Participant. If the Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.
ARTICLE VI.
MISCELLANEOUS
6.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.
6.2    Adjustments. Participant acknowledges that the Award is subject to modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.
6.3    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of the grant or vesting of the Award and/or with the disposition of the Shares subject to the Award. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such shares and that Participant is not relying on the Company for any tax advice.
6.4    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Participant.
6.5    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.
6.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6.7    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
6.8    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the

Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets.
6.9    Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in this Article 6, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
6.10    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and Participant with respect to the subject matter hereof.
6.11    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
6.12    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
6.13    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.14    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
6.15    Paperless Administration. By accepting this Award, Participant hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE
I, _______________, spouse of _______________, have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of SeaSpine Holdings Corporation set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of SeaSpine Holdings Corporation issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________                _______________________________
Signature of Spouse

B-1